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                                                                     EXHIBIT 4.3

THE WARRANT REPRESENTED HEREBY AND THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS WARRANT NOR THE COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE HEREOF NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            MARKETAXESS HOLDINGS INC.

Warrant No.:                                         Dated: [        ],

                  This certifies that [_____________________], a Delaware corporation (the "Holder"), for value received, is entitled to purchase from MarketAxess Holdings Inc., a Delaware corporation (the "Company"), up to an aggregate of [__________________] ([_________]) fully paid and nonassessable shares of common stock of the Company, par value $0.003 per share (the "Stock"), at a price of $0.003 per share (the "Stock Purchase Price"), at any time or from time to time in accordance with the terms and conditions of this Warrant, but not later than 5:00 p.m. (New York time) on November 30, 2008 (the "Expiration Date"). The Stock Purchase Price and the number of shares purchasable hereunder (wherever expressed herein as a particular number) are subject to adjustment as provided in Section 4 of this Warrant. This warrant (this "Warrant") is one of a series of similar warrants being issued pursuant to the Amended and Restated Warrant (the "Master Warrant"), dated as of April 4, 2002, issued to Bear Market Axess Corp., Credit Suisse First Boston Next Fund, Inc., DB Capital, Inc., J.P. Morgan Partners (23A SBIC), LLC, LabMorgan Corporation, LB I Group Inc., and Banc of America Technology Investments, Inc. (collectively the "Participating Dealers"). The Holder acknowledges that, upon receipt of this Warrant, it is no longer a party to and has no further rights under the Master Warrant. The number of shares of Stock and the Stock Purchase Price have been adjusted to reflect the 10-for-1 stock split effective June 28, 2001 and the 1-for-3 reverse stock split effective [_________], 2004.

                  This Warrant is subject to the following terms and conditions:

                  1. Exercise. This Warrant is exercisable at the option of the Holder at any time or from time to time on or after the date hereof but not later than the Expiration Date, for all or a portion of the shares of Stock which the Holder is entitled to purchase hereunder, by

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delivery to the Company of an exercise notice in the form of Exhibit A hereto
(an "Exercise Notice").

                  2.       Payment; Certificates; Issuance of Stock.

                           2.1      Payment. The purchase rights under this
Warrant may be exercised by the Holder, in whole or in part, by surrender of this Warrant at the principal office of the Company and by the payment to the Company by certified check or wire transfer in an amount equal to the aggregate purchase price of the shares being purchased.

                           2.2      Net Issue Exercise. In lieu of exercising
this Warrant pursuant to Section 2.1, the Holder may elect to receive shares of Stock equal to the value of the portion of this Warrant being exercised by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Stock computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                          A

         Where:

         X =      the number of shares of Stock to be issued to the Holder

         Y =      the number of shares of Stock as to which this Warrant is to be deemed to have been exercised;

         A =      the fair market value of one share of the Company's common stock (at the date of such calculation); and

         B =      Stock Purchase Price (as adjusted to the date of such
calculation).

                           2.3      Fair Market Value. For purposes of this
Section 2, the "fair market value" of one share of the Company's common stock shall be determined as follows:

                                    2.3.1    If the common stock is traded in
the over-the-counter market or on an exchange, the fair market value of the common stock per share shall be the average of the closing bid and asked prices of the common stock in the over-the-counter market or the closing sale price quoted on any exchange on which the common stock is listed as published in The Wall Street Journal, in each case for the ten (10) trading days prior to the date of determination of fair market value.

                                    2.3.2    If the common stock is not traded
in the over-the-counter market or on an exchange, the fair market value of the common stock per share shall be the price per share which the Company could obtain from a willing buyer for shares sold by the Company from authorized but unissued shares, as determined by the Company's Board of Directors.

                           2.4      Certificates, Etc. Upon any exercise of this
Warrant, the Company shall issue and deliver to the Holder, shares of Stock as provided herein. The Company agrees that the shares of Stock to be purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares on the terms and conditions provided herein. Subject to the provisions of Sections 3 and 8, certificates for shares of Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company or the Company's transfer agent at the Company's expense within a reasonable time (but in no event more than ten days) after rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder, subject to the limitations contained in Sections 3, 7 and 8. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock and the provisions hereof will be modified to reflect the prior exercise(s) hereof.

                  3. Shares to be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will be, upon payment of the Stock Purchase Price therefor and issuance thereof, duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of authorized but unissued Stock for such exercise. The Company will take all such action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Stock may be listed.

                  4. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 4.

                           4.1      Subdivision or Combination of Stock. In case
the Company shall at any time subdivide its outstanding shares of Stock into a greater number of shares, the Stock Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and the number of shares issuable upon exercise of this Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares issuable upon exercise of this Warrant shall be proportionately reduced.

                           4.2      Certain Dividends and Distributions. In case
the Company shall at any time declare or pay a dividend upon its Stock payable in shares of Stock, the Stock Purchase Price in effect immediately prior to such dividend shall be proportionately reduced and the number of shares issuable upon exercise of this Warrant shall be proportionately increased. In case the Company shall at any time declare or pay a dividend or other distribution on its Stock payable in cash or in evidences of indebtedness, shares of stock or other securities or property (other than Stock) or in rights, warrants or options to subscribe for or purchase evidences of indebtedness, shares of stock or other securities or property, the Holder shall be entitled to receive such dividends or distributions as if this Warrant had been exercised in full for cash (assuming all shares of Stock purchasable hereunder had fully vested). Such dividends or distributions to the Holder shall be held by the Company for the benefit of the Holder, and made to the Holder with respect to any and all shares of Stock that the Holder is entitled to purchase hereunder, immediately upon such shares of Stock becoming purchasable hereunder.

                           4.3      Notice of Adjustment. Upon any adjustment of
the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder listed on the signature page hereto. The notice shall be signed by the Company's chief executive officer and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           4.4      Other Notices. If at any time:

                           (a)      the Company shall propose to declare any
cash dividend upon its Stock;

                           (b)      the Company shall propose to declare or make
any dividend or other distribution to the holders of its Stock, whether in cash, property or other securities;

                           (c)      the Company shall propose to effect any
reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with or into another corporation in which the holders of Common Stock would receive any consideration for their shares of Common Stock, or any sale, lease or conveyance of all or substantially all of the assets of the Company; or

                           (d)      the Company shall propose to effect a
voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the Holder at the address of the Holder listed on the signature page hereto, (i) at least 15 business days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, and (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, lease, conveyance, dissolution, liquidation or winding-up, at least 30 days' written notice of the date when the same shall take place. Upon the occurrence of an event described in clause (c), the Holder shall be entitled thereafter to receive upon exercise of this Warrant, as and when exercised, the kind and amount of shares of stock or other securities or assets which the Holder would have been entitled to receive after the occurrence of such event had this Warrant been exercised in full immediately prior to such event (assuming the entire amount of this Warrant was fully exercisable at such time); and in any such case, appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions of this Warrant (including, without limitation, provisions with respect to changes in and adjustments of the Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, or other securities or assets, thereafter deliverable upon the exercise of this Warrant. The Company will not effect any of the transactions described in clause (c) above unless, prior to the consummation thereof, each person (other than the Company) that may be required to deliver any cash, stock, securities or other assets upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder, (x) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of any such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (y) the obligation to deliver to the Holder such cash, stock, securities or other assets as such holder may be entitled to receive in accordance with the provisions of this Section 4. The provisions of this Section 4.4 shall similarly apply to successive transactions.

                  5. Issue Tax. The issuance of certificates for shares of Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

                  6. No Voting Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

                  7. Restrictions on Transferability; Compliance With Securities Act.

                           7.1      Restrictions on Transferability. This
Warrant and the Stock issued hereunder (collectively, the "Securities"), shall not be transferable in the absence of registration under the Act or an exemption therefrom. If the Holder is an entity that was formed for the sole purpose of holding Securities or that has no substantial assets other than the Securities or other shares of capital stock of the Company agrees that (a) shares of its capital stock or other instruments, certificates or documents reflecting equity interests in such entity (and the shares of capital stock or other equity interests in any similar entities controlling such entity) will note the restrictions contained in this Warrant on the transfer of securities as if such common stock or other equity interests were Securities or other shares of capital stock of the Company, as applicable, and (b) no shares of such capital stock or other equity interests may be transferred to any person or entity other than in accordance with the terms and provisions of this Warrant as if such capital stock or other equity interests were Securities.

                           7.2      Restrictive Legend. Each certificate
representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, or any other interests or securities restricted hereby, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws), unless counsel shall advise the Company that such legend is no longer required:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

                           7.3      Effect of Transfer. Subject to the
provisions of Section 7.1 hereof and any other agreement relating to the transfer of this Warrant or Warrant Shares, the Holder may transfer all or any portion of this Warrant by surrendering this Warrant to the Company together with a completed assignment in the form attached hereto as Exhibit B. Upon such surrender, the Company shall deliver a new Warrant or Warrants to the person or persons entitled thereto and, if applicable, shall deliver to the Holder a new Warrant evidencing the right of the Holder to purchase the balance of the shares of Stock subject to purchase hereunder. The term "Holder" as used herein shall include any transferee to whom this Warrant has been transferred in accordance with this Section 7.3.

                  8. Limitation on Exercise. Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), does not exceed 9.99% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of an Exercise Notice by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this paragraph and determined that issuance of the full number of shares of Common Stock requested in such Exercise Notice is permitted under this paragraph. Upon the written request of the Holder, the Corporation shall promptly confirm in writing to any such holder the number of shares of Common Stock then outstanding.

                  9. Registration Rights. The shares of Stock purchasable hereunder constitute "Registrable Investor Securities" as defined in the Sixth Amended and Restated Registration Rights Agreement, dated as of April 4, 2002, by and among the Company, the Holder and the other parties thereto, and shall be entitled to registration rights in accordance with such Agreement.

                  10. Modification and Waiver. This Warrant and any provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the Company and Participating Dealers holding a majority of the shares of Stock issuable upon exercise of the warrants issued under the Master Warrant, assuming that all such warrants are exercised for cash (and not on a cashless basis).

                  11. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be personally delivered or shall be sent by certified or registered mail, postage prepaid, to Holder at its address listed on the signature page hereto or to the Company at the address indicated therefor in the first paragraph of this Warrant. Any notice given by personal delivery shall be deemed given upon receipt, and any notice given by certified or registered mail shall be deemed given five days after registration or certification thereof, as the case may be.

                  12. Descriptive Headings, Governing Law and Jurisdiction. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. Any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Warrant may be brought in a court located in the County, City and State of New York, and each of the Company and the Holder (i) unconditionally accepts the non-exclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby, (ii) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum and (iii) waives personal service of any and all process upon it, and consents that all such service of process be made by registered or certified mail, return receipt requested, directed to it at its address listed on the signature page hereto. Each of the Company and the Holder hereby waives trial by jury in any judicial proceeding to which it is a party.

                  13. Lost Warrants or Stock Certificates. The Company represents and warrants to, and agrees with, the Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

                  14. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share and notwithstanding anything to the contrary contained herein, round up the number of shares issuable to the Holder upon any exercise hereof to the next whole number.

                  15. Counterpart Signatures. This Warrant may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Warrant may be executed by facsimile signatures.

                     [END OF TEXT. SIGNATURE PAGE FOLLOWS.]

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer as of the date first indicated above.

                                       MARKETAXESS HOLDINGS INC.

                                       By: __________________________________
                                           Richard M. McVey
                                           Chief Executive Officer

ACCEPTED:

[HOLDER]

                                           Address:

By: ___________________________
    Name:                                  Telecopy:
    Title:                                 Attn:

                                                                       EXHIBIT A

                             FORM OF EXERCISE NOTICE

(To be signed only upon exercise of Warrant)

To: ___________________________

                  The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________________________ (___________) shares of common stock of MarketAxess Holdings Inc. (the "Company") and herewith [makes payment of ______________________________________ Dollars ($______________)
therefor [by wire transfer] [by delivery of the enclosed certified check]][elects to exercise this Warrant with respect to ___________ shares of Stock pursuant to the Net Issue Exercise provisions of Section 2.2 thereof] and requests that the certificates for such shares be issued in the name of, and delivered to, _________________________________________________________________,
whose address is ______________________________________________________________.

DATED: _______________

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                                    (Address)

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT

(To be executed by the registered Holder if such Holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, ____________________________ hereby sells, assigns, and transfers unto ___________________________ a Warrant to purchase ____________ shares of common stock of MarketAxess Holdings Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ________________________

                                               Signature _______________________